I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "POINT MEDICAL, INC.", CHANGING ITS NAME FROM "POINT MEDICAL, INC." TO "TURNPOINT MEDICAL DEVICES, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2015, AT 12:07 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5388100 8100

AUTHENTICATION: 2142481

150240338

DATE: 02-23-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:02 PM 02/23/2015
FILED 12:07 PM 02/23/2015
SRV 150240338 - 5388100 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

POINT MEDICAL, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is POINT MEDICAL, INC.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article **FIRST** thereof and by substituting in lieu of said Article the following new Article:

FIRST: The name of the corporation (hereinafter called the "corporation") is TURNPOINT MEDICAL DEVICES, INC.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on: February 23, 2015

/s/ Joerg Klaube
Joerg Klaube
SECRETARY